Exhibit 15.2

São Paulo Corporate Towers Av. Presidente Juscelino Kubitschek, 1.909 6º ao 10º andar - Vila Nova Conceição 04543-011 - São Paulo – SP - Brasil Tel: +55 11 2573-3000 ey.com.br

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-268567) of Sendas Distribuidora S.A of our report dated May 2, 2022, with respect to the financial statements of Sendas Distribuidora S.A, included in this Annual Report (Form 20-F) for the year ended December 31, 2022.

/s/ ERNST & YOUNG

Auditores Independentes S/S Ltda.

São Paulo, Brazil.

March 14, 2023